UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2012

HOMESTREET, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Ste. 2000, Seattle,	WA 98101
(Address of principal executive offices)	(Zip Code)

(206) 623-3050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth in Item 5.02 below is hereby incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective March 8, 2012, HomeStreet, Inc. (the “Company”) and David Hooston, the chief financial officer of the Company and its subsidiary, HomeStreet Bank (the “Bank”), agreed to a separation of Mr. Hooston from the Company and the Bank with a separation date of March 31, 2012. To facilitate an orderly transition, Mr. Hooston is expected to continue in his role as chief financial officer and provide assistance with preparation, filing and certification of the Company’s periodic reports with the Securities and Exchange Commission and other regulatory filings, and provide such other assistance to the finance department of the Company through March 31, 2012.

In connection with his departure, Mr. Hooston and the Company entered into a separation and release agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, a copy of which is included as Exhibit 10.1 to this Form 8-K, Mr. Hooston will receive, among other things, a $300,000 severance payment, subject to regulatory approval or non-objection; accelerated vesting of 25% of stock options granted to Hooston under the Company’s 2010 Retention Grant program that would otherwise vest on the earlier of the lifting of the Cease and Desist Order currently imposed on the Bank or October 22, 2012; and a bonus payment of $89,014 under the 2011 Management/Support Performance-Based Annual Incentive Plan. In consideration of these benefits, Mr. Hooston provided a general release of claims against the Company and its affiliates. The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

A copy of the press release announcing Mr. Hooston’s departure is included as Exhibit 99.1 and is also incorporated herein by reference.

(c) Following Mr. Hooston’s departure, Mark K. Mason, age 52 and the Company’s vice chairman, president and chief executive officer since January 19, 2010, will become the acting chief financial officer for the Company, subject to the applicable banking regulatory agencies’ approval or non-objection, until a replacement chief financial officer is hired to replace Mr. Hooston. Mr. Mason will therefore act as both the principal executive officer and the principal accounting officer following Mr. Hooston’s departure.

Mr. Mason has been with the Company since September 28, 2009. Mr. Mason previously served as president, chief executive officer and chief lending officer for Bank Plus Corporation and its wholly owned banking subsidiary, Fidelity Federal Bank, where Mr. Mason also served as the chief financial officer and as chairman of the board of directors. Most recently, Mr. Mason served on the boards of directors of Hanmi Financial Corp., San Diego Community Bank, and The Bjurman Barry Family of Mutual Funds. Mr. Mason also served as a senior manager of Deloitte and Touche, an international accounting firm. Mr. Mason is a certified public accountant (inactive) and holds a bachelor’s degree in Business Administration with an emphasis in Accounting from California State Polytechnic University.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1 Separation and Release Agreement between HomeStreet, Inc. and David E. Hooston dated March 14, 2012

Exhibit 99.1 Press Release issued by HomeStreet, Inc. dated March 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2012.

HomeStreet, Inc.

By:	/s/ David E. Hooston
David E. Hooston
Chief Financial Officer